UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                                  Form 8-K


                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event) :  February 8, 1999


                          URECOATS INDUSTRIES INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)


   DELAWARE                       0-20101                        13-3545304
---------------                 ------------                    -------------
(State or other                 (Commission                     (IRS Employer
jurisdiction of                 File Number)                      ID Number)
incorporation)


     4100 North Powerline Road, Suite F-1
           Pompano Beach, Florida                               33073
   ----------------------------------------                  ----------
   (Address of principal executive offices)                  (Zip Code)


    Registrant's telephone number, including area code:  954-977-5428
                                                         ------------

                       WINNERS ALL INTERNATIONAL, INC.
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

The registrant held a Special Meeting of the Common Stock shareholders on February 8, 1999, wherein a majority of those present and entitled to vote in person or by proxy, voted and approved to increase the authorized common stock capitalization of the Company, change the name of the Company to Urecoats Industries Inc. and ratified and approved the 1999 Consultant and Employee Stock Purchase and Option Plan.

The registrant also held a Special Meeting of the Board of Directors on February 8, 1999, wherein Howard Weiser stepped aside as Chairman of the Board and resigned as President and Chief Executive Officer. Richard J. Kurtz was appointed Chairman of the Board and Larry T. Clemons was appointed President. Howard Weiser is remaining on as a Director, Secretary, and President of the International Division of registrant.

Mr. Clemons has extensive experience in taking products from the drawing board through prototype development on factory line, into the marketplace, and all within short periods of time. He was responsible for the development and full scale production of three prototype convertibles for Ford, Chevrolet, and Pontiac, two of which were implemented within one year periods. Mr. Clemons worked for Holman Enterprises, achieved top ten sales award in the Nation for three years in a row, and directed three new divisions. Mr. Clemons worked for ASC of Southgate, Michigan and was hand picked and hired by Industrialist of the Year, Heinz Prechter, its Chairman. In addition to his above accomplishments, Mr. Clemons has substantial experience in the field of fine art.


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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                URECOATS INDUSTRIES, INC.
                                                      (Registrant)


Date:  February 17, 1999                          /s/ Larry T. Clemons
       -----------------                        -------------------------
                                                By:    Larry T. Clemons
                                                Title: President


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